Exhibit 10.1

Execution Version

AMENDMENT NO.1 TO
AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO.1 TO AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of April 10, 2018 (the “Amendment Date”) and amends that certain Amended and Restated Registration Rights Agreement, dated as of July 12, 2017 (the “Original Agreement”), by and among Exela Technologies, Inc., a Delaware corporation (the “Company”), and the parties identified as “Holders” set forth on Schedule I thereto and any parties identified on the signature page of any joinder or similar agreements executed and delivered pursuant to Section 14 thereof (each a “Holder” and, collectively, the “Holders”).  Capitalized terms used but not otherwise defined herein are defined in the Original Agreement.

RECITALS:

WHEREAS, the Company and the holders of a majority of the Registrable Securities held by the Apollo Demand Holders and the HGM Demand Holders desire to amend the Original Agreement to shorten the notice period applicable to Piggyback Takedowns;

WHEREAS, Quinpario Partners 2, LLC has informed the Company that (i) it no longer holds any Registrable Securities, by virtue of having assigned or distributed pro rata to its holders all of its Registrable Securities, and (ii) it is not an Affiliate of the Company or otherwise subject to the volume limitations set forth in Rule 144(e) promulgated under the Securities Act with respect to the Company;

WHEREAS, the Company has not received any joinder agreements to this Agreement from any assignee or distributee of Quinpario Partners 2, LLC; and

WHEREAS, in light of the foregoing, pursuant to Section 15(a) of the Original Agreement, an amendment signed by the Company and the holders of a majority of the Registrable Securities held by the Apollo Demand Holders and the HGM Demand Holders, will be binding on all Holders, whether or not party thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the parties hereto hereby agree and, pursuant to Section 15(a) of the Original Agreement, all other Holders not party hereto are hereby deemed to agree as follows:

1.                                      Additional Definitions.  The following definitions are added to Section 1 in alphabetical order:

“Underwritten Payoff Takedown” means an Underwritten Shelf Takedown the proceeds of which are used solely to repay the PIPE Financing or for the purpose of satisfying any collateral maintenance requirement pursuant to the PIPE Financing, and to pay related fees and expenses.

“Unmarketed Takedown” means a Shelf Takedown with respect to which the Company does not conduct marketing efforts through a road show or similar efforts.

2.                                      Amendment to Section 2(d).  Section 2(d) is hereby amended and restated as follows:

(d)                                 Demand Notices.  All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”).  A Demand Shelf Takedown Notice in respect of an Unmarketed Takedown shall be given no later than 36 hours prior to the proposed sale with respect to such Unmarketed Takedown (without giving effect to the last sentence of Section 16(d)).   Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown.  Within the applicable time periods set forth in Section 4(a) (except with respect to an Underwritten Payoff Takedown), the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of Section 5 below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within the applicable time periods set forth in Section 4(a).

3.                                      Amendment to Section 2(e).  Section 2(e) is hereby amended and restated as follows:

(e)                                  Selection of Underwriters. Apollo and the HGM Group, acting together, (or the HGM Group, acting alone, with respect to an Underwritten Payoff Takedown or the applicable party proposing the Unmarketed Takedown, acting alone) shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

4.                                      Amendment to Section 3(b).  Section 3(b) is hereby amended and restated as follows:

(b)                                 Demand Registration Notices.  All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”).  Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten offering, (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration.  Within the applicable time periods set forth in Section 4(a) (except with respect to an Underwritten Payoff Takedown), the Company shall give written notice of such requested Demand Registration to all other Holders of Registrable Securities (the “Company Demand Registration Notice”) and, subject to the provisions of Section 5 below, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within the applicable time periods set forth in Section 4(a).

5.                                      Amendment to Section 3(f).  Section 3(f) is hereby amended and restated as follows:

(f)                                   Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in a Demand Registration which is an underwritten offering (or the HGM Group, acting alone, with respect to an Underwritten Payoff Takedown or the applicable party proposing the Unmarketed Takedown, acting alone) shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, the Apollo Demand Holders and the HGM Demand Holders (except with respect to an Underwritten Payoff Takedown or an Unmarketed Takedown), which shall not be unreasonably withheld, conditioned or delayed.

6.                                      Amendment and Restatement of Section 4.  Section 4 of the Original Agreement is hereby amended and restated as follows:

(a)                                 Right to Piggyback.  Whenever the Company proposes to register any of its securities (whether or not following a request by a Demand Holder), including a registration pursuant to any registration rights agreement not prohibited by this agreement (a “Piggyback Registration”), or proposes to offer any Common Stock pursuant to a registration statement in an underwritten offering of Common Stock under the Securities Act (whether or not following a request by a Demand Holder) (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown.  In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given concurrently with the commencement of, and no later than three Business Days prior to the conclusion of, marketing efforts for such Piggyback Takedown (or, solely in respect of an Unmarketed Takedown, promptly after receiving the applicable Demand Shelf Takedown Notice in respect of such Unmarketed Takedown (without giving effect to the last sentence of Section 16(d))).  In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than three Business Days prior to the expected date of filing of such registration statement.  The Company shall, subject to the provisions of Section 5 below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within two Business Days after the Company’s notice is given (or, solely in respect of an Unmarketed Takedown, within 18 hours after the applicable Demand Shelf Takedown Notice in respect of such Unmarketed Takedown is given to the Company (without giving effect to the last sentence of Section 16(d))).  Notwithstanding anything to the contrary contained herein, (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown; provided, however, that nothing in this clause (i) shall impair the right of any Demand Holder to request that such registration be effected pursuant to Section 2 or Section 3; (ii) any Holder of Registrable Securities may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Securities in that Piggyback Takedown; (iii) the provisions of this Section 4 shall not apply to any Underwritten Payoff Takedown; and (iv) with respect to an underwritten offering proposed to consist solely of shares sold for the account of the Company, this Section 4 shall not apply if, after consultation with the Apollo Demand Holders, the HGM Demand Holders and the proposed managing underwriter, the Company determines that the inclusion of any additional shares would create a material risk that the shares proposed to be sold for the account of the Company could not be sold in an orderly manner within a price range acceptable to the Company; provided, however, that except in the case of an Underwritten Payoff Takedown if the offering includes any shares sold for the account of any party other than the Company, this Section 4 will apply.

(b)                              Selection of Underwriters.      If any Piggyback Takedown is an underwritten offering other than an Underwritten Payoff Takedown or Unmarketed Takedown, the Company will have the sole right to select the investment banker(s) and manager(s), acceptable to the Apollo Demand Holder and the HGM Demand Holders, for the offering.

(c)                                  Any notice delivered pursuant to this Section 4 shall remain confidential to each Holder (who may disclose such information only to such Holder’s affiliates, employees, accountants, attorneys and professional advisors who need to know such information in order to fulfill such party’s obligations to Holder, who are informed of the confidential nature of such information and who agree to keep such information confidential) until such information otherwise becomes public, unless disclosure by a Holder is required by law, rule or regulation, administrative or judicial process or proceeding or in connection with enforcing rights under the Registration Rights Agreement; provided, that notwithstanding each Holder’s obligation to keep such information confidential, each such Holder makes no acknowledgement that any such information may be material, non-public information.

7.                                      Amendment of Section 7(b).  The following sentence is added to the end of Section 7(b):

Notwithstanding the foregoing, this Section 7(b) shall not apply to an Unmarketed Takedown.

8.                                      No Additional Changes.  Except as expressly and specifically amended by this Amendment, all provisions of the Original Agreement shall remain in full force and effect according to their terms, and the Holders shall continue to be bound by such Original Agreement as modified by this Amendment. In the event of any conflict between any provision of the Original Agreement and this Amendment, this Amendment shall control.  From and after the date hereof, all references in the Original Agreement to “this Agreement” shall mean the Original Agreement as amended by this Amendment.

9.                                      Incorporation by Reference.   Sections 15 and 16(b)-(d) (without giving effect to the last sentence of Section 16(d)), (f)-(k) and (n)-(r) of the Original Agreement are incorporated herein by reference.

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